Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2013 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 8, 2013--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2013.

Second Quarter Fiscal 2013

Key Financial & Operating Results

Net revenue for the second quarter totaled $654.1 million, an increase of 1.0% compared to $647.6 million in the prior year quarter. Adjusted EBITDA for the second quarter totaled $65.2 million, compared to $88.8 million in the prior year quarter. A comparison of the second quarter results to the prior year quarter is impacted by the following:

  The net favorable impact of certain prior period Medicare related adjustments, which increased net revenue by $11.1 million and adjusted EBITDA by $7.0 million in the prior year quarter;
  Continued reimbursement pressures in Texas resulted in Medicaid rate reductions and an additional $6.1 million of changes in other related reimbursement estimates associated with the Company’s Houston market in the second quarter that are not expected to recur;
  Costs and start-up related losses associated with certain long-term strategic investments in the Company’s Houston market totaled $2.9 million; and
  Consistent with previous quarters, Arizona’s budget control efforts throughout fiscal 2012 to restrict the eligibility of certain Medicaid enrollees contributed to a $3.1 million decline in adjusted EBITDA at Health Choice.

In the second quarter, admissions decreased 1.3% and adjusted admissions increased 0.8%, each compared to the prior year quarter. The second quarter included strong volume increases in January due, in part, to an earlier peak in flu related cases followed by weaker volume in February and, especially, March due to the impact of the “leap year” effect, holidays and generally weaker volume in those months.

Net patient revenue per adjusted admission in the second quarter decreased 1.0% compared to the prior year quarter. Excluding the impact of the net favorable Medicare related adjustments in the prior year quarter, net patient revenue per adjusted admission in the second quarter increased 1.2% compared to the adjusted prior year quarter.

During the second quarter, Health Choice was awarded a new three-year contract by the Arizona Health Care Cost Containment System (“AHCCCS”), the state agency that administers Arizona’s Medicaid program, allowing Health Choice to continue serving Medicaid members in eight Arizona counties effective October 1, 2013. In addition, state officials have proposed Medicaid expansion efforts that, if successful, are anticipated to restore eligibility to enrollees that lost coverage during fiscal 2012 under the Medicaid program in Arizona.

“During the second quarter, we experienced an anticipated increase in expenses due to the timing of strategic investments we've been making to expand service lines and access points, to open our new 48-bed hospital in the Heights community of Houston, to renew Health Choice’s contract in Arizona and continue its expansion, and to fund physician integration plans and related start-up costs,” said IASIS Healthcare President and Chief Executive Officer, Carl Whitmer. “Additionally, we experienced many of the same industry dynamics as other hospital companies, to which we have reacted by implementing additional cost savings initiatives within our hospitals, physician operations and corporate infrastructure. As a result, this quarter’s operating results reflect a convergence of some long-range business investments in what turned out to be a time of softer volumes across the country, especially in March; however, we believe the strategic efforts we have undertaken will bring about growth in new revenues and that the cost initiatives implemented in March and April will generate additional savings as the year plays out.”

Year-to-Date Fiscal 2013

Key Financial & Operating Results

Net revenue for the first six months of fiscal 2013 totaled $1.30 billion, an increase of 1.9% compared to $1.27 billion in the prior year period. Adjusted EBITDA for the first six months of fiscal 2013 totaled $134.6 million, compared to $161.0 million in the prior year period. Results for the prior year period also include the same net favorable impact of certain prior period Medicare related adjustments impacting the prior year quarter.

For the first six months of fiscal 2013, admissions decreased 0.8% and adjusted admissions increased 1.9%, each compared to the prior year period. Net patient revenue per adjusted admission for the first six months of fiscal 2013 increased 0.4% compared to the prior year period. Excluding the impact of the net favorable Medicare related adjustments in the prior year period, net patient revenue per adjusted admission for the first six months of fiscal 2013 increased 1.6% compared to the adjusted prior year period.

Cash Flow Analysis

Cash flows provided by operations for the first six months of 2013 equaled $26.9 million, compared to cash flows used in operations of $0.6 million in the prior year period. Cash flows provided by operations in the first six months of 2013 has been negatively affected by the state of Texas’ delay in funding reimbursement earned by Texas hospitals under certain supplemental reimbursement programs, including disproportionate share and uncompensated care programs, totaling $60.4 million through the end of the Company’s second quarter. Currently, the Company expects to receive a majority of the funding under these supplemental reimbursement programs during the last half of fiscal 2013. Additionally, cash flows provided by operations has been negatively impacted by the expansion of managed Medicaid in Texas, which has resulted in changing payor dynamics and a slow-down in the collection of claims.

A listen-only simulcast and 30-day replay of IASIS’ second quarter 2013 conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on May 8, 2013. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare, located in Franklin, Tennessee, is a leading provider of high quality, affordable healthcare services in urban and suburban markets. With total annual net revenue of approximately $2.6 billion, IASIS owns and operates 19 acute care hospitals, one behavioral health hospital, several outpatient service facilities, more than 160 physician clinics, and Medicaid and Medicare managed health plans in Arizona and Utah that serve more than 174,000 members. IASIS’ healthcare facilities offer a variety of access points for convenient patient care in numerous regions across the U.S., including: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock-based compensation, gain on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Credit agreement adjusted EBITDA reflects adjusted EBITDA as well as certain adjustments to net earnings permitted under the Company’s senior credit agreement. Pro forma adjusted EBITDA reflects credit agreement adjusted EBITDA, as well as certain non-recurring and prior period adjustments. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Management believes credit agreement adjusted EBITDA and pro forma adjusted EBITDA provide additional detail with respect to the Company’s operating performance and ability to service its indebtedness. None of adjusted EBITDA, credit agreement adjusted EBITDA or pro forma adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such EBITDA measures are significant components in understanding and assessing financial performance. None of such EBITDA measures should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Such EBITDA measures may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA, credit agreement adjusted EBITDA and pro forma adjusted EBITDA and reconciling net earnings from continuing operations to such EBITDA measures is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
Net revenue
Acute care revenue before provision for bad debts	$606,301	$588,641	$1,203,075	$1,131,855
Less: Provision for bad debts	(95,625)	(78,173)	(190,281)	(148,452)
Acute care revenue	510,676	510,468	1,012,794	983,403
Premium revenue	143,401	137,168	282,255	287,906
Net revenue	654,077	647,636	1,295,049	1,271,309

Costs and expenses
Salaries and benefits (includes stock-based compensation of $862, $1,442, $1,999 and $1,942, respectively)	259,452	234,092	505,740	458,056
Supplies	91,085	86,969	180,984	171,139
Medical claims	118,573	108,679	231,916	232,924
Rentals and leases	15,101	12,276	29,066	24,542
Other operating expenses	110,696	120,276	225,789	234,259
Medicare and Medicaid EHR incentives	(5,217)	(2,009)	(11,080)	(8,686)
Interest expense, net	33,407	35,556	67,252	70,496
Depreciation and amortization	26,449	28,976	53,301	57,510
Management fees	1,250	1,250	2,500	2,500
Total costs and expenses	650,796	626,065	1,285,468	1,242,740

Earnings from continuing operations before gain on disposal of assets and income taxes	3,281	21,571	9,581	28,569
Gain on disposal of assets, net	75	438	163	678

Earnings from continuing operations before income taxes	3,356	22,009	9,744	29,247
Income tax expense	2,389	9,205	5,124	12,810

Net earnings from continuing operations	967	12,804	4,620	16,437
Earnings (loss) from discontinued operations, net of income taxes	(90)	363	325	315

Net earnings	877	13,167	4,945	16,752
Net (earnings) loss attributable to non-controlling interests	351	(2,010)	(1,248)	(4,242)

Net earnings attributable to IASIS Healthcare LLC	$1,228	$11,157	$3,697	$12,510

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	March 31, 2013	Sept. 30, 2012

ASSETS

Current assets
Cash and cash equivalents	$–	$48,882
Accounts receivable, net	383,452	356,618
Inventories	64,094	67,650
Deferred income taxes	26,295	19,744
Prepaid expenses and other current assets	123,720	117,851
Total current assets	597,561	610,745

Property and equipment, net	1,180,471	1,171,657
Goodwill	815,546	818,424
Other intangible assets, net	27,521	29,161
Other assets, net	69,718	68,498
Total assets	$2,690,817	$2,698,485

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$121,473	$111,928
Salaries and benefits payable	64,364	65,390
Accrued interest payable	28,021	28,034
Medical claims payable	56,396	61,142
Other accrued expenses and other current liabilities	73,801	89,890
Current portion of long-term debt and capital lease obligations	12,867	13,387
Total current liabilities	356,922	369,771

Long-term debt and capital lease obligations	1,847,889	1,853,107
Deferred income taxes	136,007	120,961
Other long-term liabilities	98,113	104,110

Non-controlling interests with redemption rights	105,869	99,164

Equity
Member’s equity	136,267	141,589
Non-controlling interests	9,750	9,783
Total equity	146,017	151,372
Total liabilities and equity	$2,690,817	$2,698,485

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Six Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net earnings	$4,945	$16,752
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	53,301	57,510
Amortization of loan costs	3,907	3,803
Stock-based compensation	1,999	1,942
Deferred income taxes	4,420	11,835
Income tax benefit from stock-based compensation	16	6
Fair value change in interest rate hedges	–	(1,410)
Amortization of other comprehensive loss	–	2,057
Gain on disposal of assets, net	(163)	(678)
Earnings from discontinued operations, net	(325)	(315)
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(26,944)	(57,170)
Inventories, prepaid expenses and other current assets	928	(19,779)
Accounts payable, other accrued expenses and other accrued liabilities	(15,654)	(14,975)
Net cash provided by (used in) operating activities – continuing operations	26,430	(422)
Net cash provided by (used in) operating activities – discontinued operations	454	(214)
Net cash provided by (used in) operating activities	26,884	(636)

Cash flows from investing activities
Purchases of property and equipment	(60,479)	(53,248)
Cash paid for acquisitions, net	(1,088)	228
Proceeds from sale of assets	17	62
Change in other assets, net	(2,521)	1,542
Net cash used in investing activities	(64,071)	(51,416)

Cash flows from financing activities
Payment of debt and capital lease obligations	(6,488)	(7,267)
Debt financing costs incurred	(1,024)	(998)
Distributions to non-controlling interests	(4,601)	(4,887)
Cash received for the sale of non-controlling interests	848	–
Cash paid for the repurchase of non-controlling interests	(442)	(462)
Other	12	–
Net cash used in financing activities	(11,695)	(13,614)

Change in cash and cash equivalents	(48,882)	(65,666)
Cash and cash equivalents at beginning of period	48,882	147,327
Cash and cash equivalents at end of period	$–	$81,661

Supplemental disclosure of cash flow information
Cash paid for interest	$63,254	$66,647
Cash received for income taxes, net	$284	$12,102

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended March 31, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$606,301	$–	$–	$606,301
Less: Provision for bad debts	(95,625)	–	–	(95,625)
Acute care revenue	510,676	–	–	510,676
Premium revenue	–	143,401	–	143,401
Revenue between segments	1,827	–	(1,827)	–
Net revenue	512,503	143,401	(1,827)	654,077

Salaries and benefits (excludes stock-based compensation)	252,826	5,764	–	258,590
Supplies	91,037	48	–	91,085
Medical claims	–	120,400	(1,827)	118,573
Rentals and leases	14,697	404	–	15,101
Other operating expenses	104,947	5,749	–	110,696
Medicare and Medicaid EHR incentives	(5,217)	–	–	(5,217)
Adjusted EBITDA	54,213	11,036	–	65,249

Interest expense, net	33,407	–	–	33,407
Depreciation and amortization	25,417	1,032	–	26,449
Stock-based compensation	862	–	–	862
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(6,723)	10,004	–	3,281
Gain on disposal of assets, net	75	–	–	75
Earnings (loss) from continuing operations before income taxes	$(6,648)	$10,004	$–	$3,356

	For the Quarter Ended March 31, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$588,641	$–	$–	$588,641
Less: Provision for bad debts	(78,173)	–	–	(78,173)
Acute care revenue	510,468	–	–	510,468
Premium revenue	–	137,168	–	137,168
Revenue between segments	1,820	–	(1,820)	–
Net revenue	512,288	137,168	(1,820)	647,636

Salaries and benefits (excludes stock-based compensation)	226,693	5,957	–	232,650
Supplies	86,907	62	–	86,969
Medical claims	–	110,499	(1,820)	108,679
Rentals and leases	11,875	401	–	12,276
Other operating expenses	114,115	6,161	–	120,276
Medicare and Medicaid EHR incentives	(2,009)	–	–	(2,009)
Adjusted EBITDA	74,707	14,088	–	88,795

Interest expense, net	35,556	–	–	35,556
Depreciation and amortization	28,054	922	–	28,976
Stock-based compensation	1,442	–	–	1,442
Management fees	1,250	–	–	1,250
Earnings from continuing operations before gain on disposal of assets and income taxes	8,405	13,166	–	21,571
Gain on disposal of assets, net	438	–	–	438
Earnings from continuing operations before income taxes	$8,843	$13,166	$–	$22,009

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Six Months Ended March 31, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$1,203,075	$–	$–	$1,203,075
Less: Provision for bad debts	(190,281)	–	–	(190,281)
Acute care revenue	1,012,794	–	–	1,012,794
Premium revenue	–	282,255	–	282,255
Revenue between segments	3,394	–	(3,394)	–
Net revenue	1,016,188	282,255	(3,394)	1,295,049

Salaries and benefits (excludes stock-based compensation)	492,211	11,530	–	503,741
Supplies	180,882	102	–	180,984
Medical claims	–	235,310	(3,394)	231,916
Rentals and leases	28,269	797	–	29,066
Other operating expenses	214,283	11,506	–	225,789
Medicare and Medicaid EHR incentives	(11,080)	–	–	(11,080)
Adjusted EBITDA	111,623	23,010	–	134,633

Interest expense, net	67,252	–	–	67,252
Depreciation and amortization	51,234	2,067	–	53,301
Stock-based compensation	1,999	–	–	1,999
Management fees	2,500	–	–	2,500
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(11,362)	20,943	–	9,581
Gain on disposal of assets, net	163	–	–	163
Earnings (loss) from continuing operations before income taxes	$(11,199)	$20,943	$–	$9,744

	For the Six Months Ended March 31, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$1,131,855	$–	$–	$1,131,855
Less: Provision for bad debts	(148,452)	–	–	(148,452)
Acute care revenue	983,403	–	–	983,403
Premium revenue	–	287,906	–	287,906
Revenue between segments	3,449	–	(3,449)	–
Net revenue	986,852	287,906	(3,449)	1,271,309

Salaries and benefits (excludes stock-based compensation)	445,030	11,084	–	456,114
Supplies	171,026	113	–	171,139
Medical claims	–	236,373	(3,449)	232,924
Rentals and leases	23,761	781	–	24,542
Other operating expenses	222,412	11,847	–	234,259
Medicare and Medicaid EHR incentives	(8,686)	–	–	(8,686)
Adjusted EBITDA	133,309	27,708	–	161,017

Interest expense, net	70,496	–	–	70,496
Depreciation and amortization	55,710	1,800	–	57,510
Stock-based compensation	1,942	–	–	1,942
Management fees	2,500	–	–	2,500
Earnings from continuing operations before gain on disposal of assets and income taxes	2,661	25,908	–	28,569
Gain on disposal of assets, net	678	–	–	678
Earnings from continuing operations before income taxes	$3,339	$25,908	$–	$29,247

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
Consolidated Hospital Facilities
Number of acute care hospital facilities at end of period	19	18	19	18
Licensed beds at end of period	4,485	4,380	4,485	4,380
Average length of stay (days)	5.2	5.0	5.1	4.9
Occupancy rates (average beds in service)	51.6%	51.8%	49.8%	50.2%
Admissions	32,047	32,461	63,559	64,095
Percentage change	(1.3%)		(0.8%)
Adjusted admissions	54,812	54,397	109,779	107,707
Percentage change	0.8%		1.9%
Patient days	166,305	162,026	324,441	316,136
Adjusted patient days	284,440	271,578	560,371	531,241
Outpatient revenue as a percentage of gross patient revenue	41.5%	40.3%	42.1%	40.5%

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012	2013
Consolidated Results
Net earnings from continuing operations	$967	$12,804	$4,620	$16,437	$19,434
Add:
Interest expense, net	33,407	35,556	67,252	70,496	134,810
Income tax expense (benefit)	2,389	9,205	5,124	12,810	(1,853)
Depreciation and amortization	26,449	28,976	53,301	57,510	110,149
Stock-based compensation	862	1,442	1,999	1,942	10,134
Gain on disposal of assets, net	(75)	(438)	(163)	(678)	(1,891)
Management fees	1,250	1,250	2,500	2,500	5,000
Adjusted EBITDA	65,249	88,795	134,633	161,017	275,783
Savings related to strategic hospital cost initiatives	4,341	–	9,865	–	21,505
Costs savings associated with the restructuring of physician operations	1,016	–	2,137	–	4,406
Facilities opening and project start-up costs	440	–	2,421	–	4,674
Severance and other non-recurring restructuring costs	1,111	531	1,946	1,649	2,764
Acquisition related costs	537	90	849	258	2,265
Other items	16	280	232	988	156
Credit agreement adjusted EBITDA (1)	72,710	89,696	152,083	163,912	311,553
Non-recurring and prior period adjustments (2) (3)	6,078	(7,015)	6,102	(7,015)	1,445
Pro forma adjusted EBITDA (4)	$78,788	$82,681	$158,185	$156,897	$312,998

(1) Includes adjustments allowed under the Company’s senior credit agreement.
(2) Reflects non-recurring changes in reimbursement estimates in the quarter, six months and twelve months ended March 31, 2013.
(3) Reflects the net favorable impact of certain prior period Medicare related adjustments in the quarter and six months ended March 31, 2012.
(4) Reflects credit agreement adjusted EBITDA, plus the impact of certain non-recurring and prior period adjustments.

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Simpson, 615-467-1255
VP, Corporate Communications